                                                                    Exhibit 99.3

                            GLOBALSANTAFE CORPORATION

                          Notice of Guaranteed Delivery
                          for Tender of All Outstanding
                                5% Notes due 2013
                           in Exchange for Registered
                                5% Notes due 2013

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of GlobalSantaFe Corporation (the "Issuer"), and to tender outstanding unregistered 5% Notes due 2013 (the "Outstanding Notes") to Wilmington Trust Company, as exchange agent (the "Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed
Delivery Procedures" of the Issuer's prospectus dated             , 2003 (the
"Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

--------------------------------------------------------------------------------
The Exchange Offer will expire at 5:00 p.m., New York City time, on            ,
2003, unless extended (the "Expiration Date"). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.
--------------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:

                            Wilmington Trust Company
                                 (302) 636-6472

For Certified or Registered Mail                 By Overnight Courier or Hand:

    Wilmington Trust Company                       Wilmington Trust Company
     DC-1615 Reorg Services                     Corporate Trust Reorg Services
          PO Box 8861                              1100 North Market Street
   Wilmington, DE 19899-8861                    Wilmington, Delaware 19890-1615


                           By Facsimile Transmission:
                                 (302) 636-4145

                              Confirm by Telephone:
                                 (302) 636-6472

     Delivery of this instrument to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery. The instructions accompanying this Notice of Guaranteed Delivery should be read carefully before the Notice of Guaranteed Delivery is completed.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Outstanding Notes listed below:

                                                                   Certificate
                                                                    Number(s)
                                                                  (if known) of
                                                                Outstanding Notes            Aggregate        Aggregate
                                                                    or Account               Principal        Principal
                                                                    Number at                  Amount          Amount
                  Title of Series                                      DTC                  Represented       Tendered
                  ---------------                                      ---                  -----------       --------
GlobalSantaFe Corporation 5% Notes due 2013


------------------------------------------------------------------------------------------------------------------------
                                              PLEASE SIGN AND COMPLETE




-------------------------------------------------------     ------------------------------------------------------------



-------------------------------------------------------     ------------------------------------------------------------
            Name(s) of Registered Holder(s)                 Signature(s) of Registered Holder(s) or Authorized Signatory


-------------------------------------------------------



-------------------------------------------------------
                      Address

                                                                 Dated                                       , 2003
-------------------------------------------------------               -------------------------------------
          Area Code and Telephone Number(s)

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Capacity:

--------------------------------------------------------------------------------
Address(es):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
             ----------------------------------------         -----------------------------------------------------
                                                                                (Authorized Signature)

Address:
        ---------------------------------------------
                                                              Name:
                                                                   ------------------------------------------------
-----------------------------------------------------
                  (Include Zip Code)                          Title:
                                                                    -----------------------------------------------
                                                                                (Please Type or Print)

Area Code and Telephone Number:

                                                              Date:                                       , 2003
-----------------------------------------------------               --------------------------------------

     Do not send Outstanding Notes with this form. Actual surrender of Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent's message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer. Delivery of such Notice of Guaranteed Delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on DTC's security position listing.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.